(letterhead)
                 THE CARILLON GROUP
                 CARILLON FUND, INC.
                   P.O. Box 40409
               Cincinnati, Ohio 45240
                   (513) 595-2600
==============================================================



                                  February 25, 1997




VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:    Rule 24f-2 Notice for the Carillon Fund, Inc.
            (Registration No. 2-90309)

Dear SEC:

      It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and non-assessable.



                            Very truly yours,

                              /s/ John F. Labmeier

                            John F. Labmeier
                            Vice President and Legal Counsel



JFL/ms